Announcement Call Presentation December 2019 Exhibit 99.3

Disclaimer Forward-looking statements This presentation contains “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements regarding the estimated future financial performance, financial position and financial impacts of the Business Combination, the satisfaction of closing conditions to the Business Combination and the PIPE Investment, the level of redemption by GSAH’s public stockholders and purchase price adjustments in connection with the Business Combination, the timing of the completion of the Business Combination, the anticipated pro forma enterprise value and Adjusted EBITDA of the combined company following the Business Combination, anticipated ownership percentages of the combined company’s stockholders following the potential transaction, and the business strategy, plans and objectives of management for future operations, including as they relate to the potential Business Combination. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this presentation, words such as “pro forma,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strive,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. When GSAH discusses its strategies or plans, including as they relate to the Business Combination, it is making projections, forecasts and forward-looking statements. Such statements are based on the beliefs of, as well as assumptions made by and information currently available to, GSAH’s management. These forward-looking statements involve significant risk and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside GSAH’s and Vertiv’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) GSAH’s ability to complete the Business Combination or, if GSAH does not complete the Business Combination, any other initial business combination; (2) satisfaction or waiver (if applicable) of the conditions to the Business Combination, including with respect to the approval of the stockholders of GSAH; (3) the ability to maintain the listing of the combined company’s securities on the New York Stock Exchange; (4) the inability to complete the PIPE Investment; (5) the risk that the Business Combination disrupts current plans and operations of GSAH or Vertiv as a result of the announcement and consummation of the transaction described herein; (6) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (7) costs related to the Business Combination; (8) changes in applicable laws or regulations and delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals required to complete the Business Combination; (9) the possibility that Vertiv and GSAH may be adversely affected by other economic, business, and/or competitive factors; (10) the outcome of any legal proceedings that may be instituted against GSAH, Vertiv or any of their respective directors or officers following the announcement of the Business Combination; (11) the failure to realize anticipated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions and purchase price and other adjustments; and (12) other risks and uncertainties indicated from time to time in the preliminary proxy statement of GSAH related to the Business Combination, including those under “Risk Factors” therein, and other documents filed or to be filed with the Securities and Exchange Commission (“SEC”) by GSAH. You are cautioned not to place undue reliance upon any forward-looking statements. Forward-looking statements included in this presentation speak only as of the date of this presentation. Neither GSAH nor Vertiv undertakes any obligation to update its forward-looking statements to reflect events or circumstances after the date hereof. Additional risks and uncertainties are identified and discussed in GSAH’s reports filed with the SEC and available at the SEC’s website at www.sec.ov. This investor presentation (the “presentation”) is for informational purposes only and does not constitute an offer to sell, a solicitation of an offer to buy, or a recommendation to purchase any equity, debt or other financial instruments of GS Acquisition Holdings Corp (“GSAH”) or Vertiv Holdings, LLC (“Vertiv”) or any of their respective affiliates. The presentation has been prepared to assist parties in making their own evaluation with respect to the proposed transactions (the “Business Combination”) contemplated by the Agreement and Plan of Merger (the “Merger Agreement”), by and among the GSAH, Crew Merger Sub I LLC, Crew Merger Sub II LLC, Vertiv and VPE Holdings, LLC and for no other purpose. It is not intended to form the basis of any investment decision or any other decisions with respect of the Business Combination. INVESTOR ROADSHOW No Representation or Warranty No representation or warranty, express or implied, is or will be given by GSAH or Vertiv or any of their respective affiliates, directors, officers, employees or advisers or any other person as to the accuracy or completeness of the information in this presentation or any other written, oral or other communications transmitted or otherwise made available to any party in the course of its evaluation of the Business Combination, and no responsibility or liability whatsoever is accepted for the accuracy or sufficiency thereof or for any errors, omissions or misstatements, negligent or otherwise, relating thereto. This presentation does not purport to contain all of the information that may be required to evaluate a possible investment decision with respect to GSAH, and does not constitute investment, tax or legal advice. The recipient also acknowledges and agrees that the information contained in this presentation is preliminary in nature and is subject to change, and any such changes may be material. GSAH and Vertiv disclaim any duty to update the information contained in this presentation. Any and all trademarks and trade names referred to in this presentation are the property of their respective owners. No Offer or Solicitation This presentation shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination. This presentation shall also not constitute an offer to sell or the solicitation of an offer to buy any securities pursuant to the Business Combination or otherwise, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Disclaimer (Cont’d) Use of Projections This presentation contains financial forecasts. Neither GSAH’s nor Vertiv’s independent auditors have studied, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this presentation. These projections are for illustrative purposes only and should not be relied upon as being necessarily indicative of future results. In this presentation, certain of the above-mentioned projected information has been provided for purposes of providing comparisons with historical data. The assumptions and estimates underlying the prospective financial information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information. Projections are inherently uncertain due to a number of factors outside of GSAH’s or Vertiv’s control. Accordingly, there can be no assurance that the prospective results are indicative of future performance of GSAH, Vertiv or the combined company after the Business Combination or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this presentation should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved. Industry and Market Data In this presentation, we rely on and refer to information and statistics regarding market participants in the sectors in which Vertiv competes and other industry data. We obtained this information and statistics from third-party sources, including reports by market research firms and company filings. Being in receipt of the presentation you agree you may be restricted from dealing in (or encouraging others to deal in) price sensitive securities. Non-GAAP Financial Matters This presentation includes certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow and Free Cash Flow Conversion, Adjusted Revenue, and Adjusted Operating Income that are not prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) and that may be different from non-GAAP financial measures used by other companies. GSAH and Vertiv believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP measures with comparable names should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. See the footnotes on the slides where these measures are discussed and “Additional Financial Information” beginning on slide 38 of the Appendix for a description of these non-GAAP financial measures and reconciliations of such non-GAAP financial measures to the most comparable GAAP amounts. Additionally, to the extent that forward-looking non-GAAP financial measures are provided, they are presented on a non-GAAP basis without reconciliations of such forward-looking non-GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Other Transactions In the second half of 2018, Goldman Sachs and JPMorgan were retained by Vertiv to advise in connection with potential strategic alternatives including an initial public offering or sale. Vertiv ultimately decided to defer consideration of strategic alternatives to a later date. Additional Information GSAH intends to file with the SEC a preliminary proxy statement in connection with the Business Combination and will mail a definitive proxy statement and other relevant documents to its stockholders. The definitive proxy statement will contain important information about the Business Combination and the other matters to be voted upon at a meeting of stockholders to be held to approve the Business Combination and other matters (the “Special Meeting”) and is not intended to provide the basis for any investment decision or any other decision in respect of such matters. GSAH stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, the amendments thereto, and the definitive proxy statement in connection with GSAH’s solicitation of proxies for the Special Meeting because the proxy statement will contain important information about the Business Combination. When available, the definitive proxy statement will be mailed to GSAH stockholders as of a record date to be established for voting on the Business Combination and the other matters to be voted upon at the Special Meeting. GSAH stockholders will also be able to obtain copies of the proxy statement, without charge, once available, at the SEC’s website at www.sec.gov or by directing a request to ir@Vertiv.com Participants in the Solicitation GSAH and its directors and officers may be deemed participants in the solicitation of proxies of GSAH stockholders in connection with the Business Combination. GSAH stockholders and other interested persons may obtain, without charge, more detailed information regarding the directors and officers of GSAH in GSAH’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 13, 2019. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of proxies to GSAH stockholders in connection with the Business Combination and other matters to be voted upon at the Special Meeting will be set forth in the proxy statement for the Business Combination when available. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Business Combination will be included in the proxy statement that the GSAH intends to file with the SEC.

Why We Believe Vertiv is a Good Investment

VERTIV

WELL POSITIONED

Great position in a good industry

- **Vertiv is where Honeywell was after David Cote's first 2-3 years**
  - Great start, lots of upside
- **Leading franchises, full service / end-to-end offerings and high recurring mix**
- **Positioned well by transformation to date**
  - Focused on "customer first" growth and process
  - Right team in place
  - Investments in market knowledge, right-sizing, and ERP
  - Delivering on commitments
- **Healthy pro-forma balance sheet**

UPSIDE POTENTIAL

Significant potential upside in growth and margins

- **Solid organic growth outlook**
  - Targeting ~1.5x[1] market growth
  - Increase R&D and sales coverage
  - Globalization
- **Attractive acquisition landscape**
  - Successful track record
  - Significant pipeline
  - Supportive balance sheet and cash flow
- **Significant potential for margin expansion**
  - Peers, on average, have >500 bps higher margin than Vertiv
  - Multiple self-help levers:
    - G&A leverage
    - Service growth
    - Pricing / portfolio

COMPELLING RISK REWARD

Multiple potential levers to create value

- **Well-structured transaction**
  - Healthy pro-forma balance sheet
  - Attractive discount vs. peers
- **Strong performance in a slowdown**
  - Robust Data drivers / End-market growth
  - Less cyclical than typical industrial
  - Significant self-help opportunities
  - Potential margin upside vs. peers; David's playbook
- **Strong free cash flow conversion**
  - Deleveraging to boost FCF conversion
  - Further improvement from potential debt re-pricing and tax reorganization
- **Deep acquisition pipeline**
- **Leading global player**

A lot better than it was… and lots of upside

Same position Honeywell was in after first 2-3 years

Source: Management estimates
Note: [1] Represents estimated market growth rate between 2019 – 2021.

4

Vertiv at a Glance

Pure-Play Full Service Provider of Digital Critical Infrastructure Solutions

VERTIV

SALES	EMPLOYEES	CUSTOMERS	MANUFACTURING SITES	SERVICE CENTERS	REACH
$4.3B	**~19,700**	**25+ year relationships; Top 50 customers represent ~35% of revenue**	**19**	**270+ globally**	**130+ countries**

PORTFOLIO



Services 30%
Power Mgmt. 30%
IT & Edge Infra. & Sol. 13%
IT Management 7%
Thermal Mgmt. 20%

Broad range of power, thermal and infrastructure management and service offerings

SEGMENT



EMEA 20%
Americas 50%
Asia Pacific 30%

Global, well-established footprint and supply-chain network

MARKET



Commercial and Industrial 10%
Data Centers 70%
Communications 20%

Vital applications in data centers, communications and commercial & industrial end markets

Source: Company information
Note: Based on 2018 sales, market breakdown rounded to nearest 5%, and employee count as of 30-Sept-2019

5

Vertiv Offerings in the Data Center Thermal Management: Air Handlers & Chillers Thermal Management Power Management: UPS Systems Thermal Management: Condensers Integrated Solutions IT & Edge Infrastructure: Racks & Access Control Hardware Services: Monitoring Control & Management Project Services Power Management: Power Distribution Comprehensive Product Portfolio

Well Positioned: #1 in Most End-Markets Served

Focus is a Competitive Advantage

POWER MANAGEMENT


VERTIV 16%
Schneider 8%
Eaton 7%
Other 69%

Market size: ~$8B

- #1 in large UPS
- A leading portfolio of AC and DC power solutions
- Full suite of energy storage and alternative energy products
- Longstanding trusted brands

THERMAL MANAGEMENT


VERTIV 32%
Other 48%
Stulz 16%
Schneider 5%

Market size: ~$3B

- Robust line of energy efficient and reliable solutions
- Ability to address wide range of customer needs – rack to room
- Strategically positioned to win in growing air handler market
- Highly efficient evaporative technology

IT AND EDGE INFRASTRUCTURE AND SOLUTIONS (& IT MANAGEMENT)


VERTIV 11%
Schneider 24%
Other 51%
Legrand 7%
Eaton 7%

Market size: ~$7B

- Ability to provide cutting-edge, integrated modular solutions
- Experience in providing edge solutions to telecom customers
- Opportunity to capture share within the channel business

SERVICES & SOFTWARE SOLUTIONS


VERTIV 12%
Schneider 11%
Eaton 5%
Other 72%

Market size: ~$11B

- A leading global provider of full lifecycle solutions
- Strong installed base with a high renewal rate
- Robust capture rate
- Growing performance-based and value-added services

Leading provider of innovative power, thermal and IT infrastructure solutions and services for digital critical infrastructure

Source: Management estimates
Note: Market share data as of 31-Dec-2018 (may not tie to sales figures due to segmentation differences with reporting structure).

7

Multiple Levers of Value Creation Strong underlying growth trends within key markets Recurring service and product sales with a growing installed base Entrenched, long-standing relationships with a diverse customer base Investments in organic and inorganic activities and capital deployment upside 1 3 4 5 WELL POSITIONED Great position in a good industry UPSIDE POTENTIAL Significant upside in growth and margins COMPELLING RISK REWARD Multiple levers to create value A leading provider of innovative power, thermal and IT infrastructure solutions and services 2 Above market growth and margin expansion forecasted 6 Attractive valuation discount compared to peers 7 8 Appropriate capital structure Growth strategies enabled by strong underlying business fundamentals Experienced management team with a strong track record of execution 9

Data Boom: Key Driver of End-Market Growth Increased Digitization, Multiple Device Connection Adoption, and IoT Video Streaming IoT / Database / Analytics Social Networking Consumer Apps ERP & Business Apps Computing Collaboration 11.6 ZB 20.6 ZB CAGR: 21% Annual global data center IP traffic is projected to reach 20.6 Zettabytes (ZB) by the end of 2021 INTERNET OF THINGS 75 Billion Devices expected to be in use by 2025, up from 23 billion in 2018 MOBILITY / SOCIAL 6 Billion Expected mobile subscribers by 2020, up from 5 billion in 2018 POWER CONSUMPTION 198 TWh Demanded by data centers in 2018 with traffic expected to increase 80% and workloads expected to increase 50% from 2018-2021 DATA EXPLOSION 90% Created within last two years 175 ZB Expected to be created by 2025, up from 33 ZB in 2018 SOPHISTICATION Differentiated Experience “Engage me everywhere” “Meet my expectations” “Know me” “Wow me” “Understand and reward me” 1 applications Secular trends Estimated Data center ip traffic growth (Estimated) Source: Cisco Global Cloud Index, IEA Org, Forbes Media, Statista, IHS Markit and GSM Association

2 Leading Global Player

Focus is a Competitive Advantage

- Comprehensive portfolio offering with strong product capabilities that serve each submarket.
- Competitors have consistently earned margins that are ~500bps higher than Vertiv. This transaction positions Vertiv to enhance margins over time.

	VERTIV	EATON	legrand	HUBBELL	Schneider Electric
Data Centers	✓✓✓	✓✓	✓✓		✓✓✓
Communications	✓✓✓		✓	✓	✓
Commercial & Industrial	✓	✓✓	✓✓	✓✓	✓✓
Power, Thermal, Service	✓✓✓	✓✓	✓		✓✓
Revenue growth ('18A-'20E CAGR)[1]	3.3%	(0.7)%	3.4%	2.9%	1.2%
Adj. EBITDA growth[1] ('18A-'20E CAGR)	8.8%	2.1%	2.7%	3.9%	1.8%
Adj. EBITDA margin[1] ('20E)	13.0%	19.0%	22.7%	17.1%	18.0%

Vertiv has developed a focused portfolio of product and service solutions targeted towards key, high growth end markets

Source: Management estimates, company filings, Bloomberg and IBES median estimates as of 25-Nov-2019.
Note: [1] See "Non-GAAP Financial Measures" and "Additional Financial Information" beginning on slide 38 of the Appendix.

10

3 Highly Recurring and Visible Revenues
Growing Installed Base

Flow & Recurring Based Revenue

~60%

REPLACEMENT & EXPANSION

- IT & Edge Infrastructure and smaller scale power and thermal replacement and capacity expansion orders

MAINTENANCE

- Ongoing maintenance to ensure business critical infrastructure continues to operate efficiently, safely and reliably


$1.6
$1.4
Total
sales:
$4.3B
$0.3
$1.0

Project Based Revenue

~40%

LARGE SCALE DEPLOYMENT

- Initial large power, thermal and solutions build-out projects

STARTUP & PERFORMANCE SERVICES

- Services to ensure correct installation
- Assurance testing to identify and correct problems

Recurring revenue through replacement cycles and ongoing maintenance increases stability

Source: Management, Based on 2018 sales

11

4 Entrenched, Long-Standing Customer Relationships

Average Tenure and Breadth of Relationships Evidence Vertiv's Leading Position

VERTIV.

OVERVIEW

- Highly diversified customer base with the **top 50 customers representing ~35% of total sales in 2018**
- Customers span a wide array of industries and verticals
- Winning in the colocation and hyperscale markets with key players
- Deep relationships with key customers spanning multiple decades

Customer breakdown



Top 10
20%
11 – 25
10%
26 – 50
5%
Rest
65%

2018A Sales: $4.3B

LONG STANDING RELATIONSHIPS WITH OUR CUSTOMERS

Data Center

Average tenure: ~15 years

Converged

Average tenure: ~25 years

Communications

Average tenure: ~15 years

Source: Management estimates; Note: Average tenure based on median length of relationship for all companies shown

12

5 Upside Potential: Improving Growth & Margins

VERTIV

TOP LINE GROWTH

Organic Growth

- Pricing focus has just begun
- Increasing focus on new product development
- Service growth – expanded capabilities and reach
- Software capability just beginning
- Continued sales coverage growth
- Edge and white space

Opportunities as Pure-Play Competitor

INORGANIC VALUE CREATION

Inorganic Growth

- Fragmented industry with opportunities for bolt-on M&A
- Product extensions / adjacencies
  - Technologies applicable in other market such as energy storage
  - Growth in white space
  - Additional service and solutions
- Track record of execution and integration
- Strong existing pipeline of potential targets

Enhance Acquisition Process

MARGIN EXPANSION

Margin Rate

- Continued expansion into higher margin product categories
- Implement Vertiv operating system
  - Core / non-core analysis
  - Lots of free plant capacity
- Functional transformation for SG&A
- Grow sales and hold fixed costs constant
- Continued globalization of product offering

Currently ~500bps Below Average of Peers

STRONG FREE CASH FLOW CONVERSION

Free Cash Flow[1]

- Comfortable debt / cash flow at close
- Low capital expenditure needs
  - Digital Transformation projects largely complete
- Opportunities for further improvement, ie:
  - Potential debt refinancing
  - Working capital
  - Tax

Capital Deployment Upside

13

Note: [1] See "Non-GAAP Financial Measures" and slide 24 "Financial Summary – Free Cash Flow".

Summary Projected Financials Attractive Growth Profile % GAAP Growth % Margin % Margin % Conv. 6 Historical & Projected Adj. revenue ($M) & % Growth1 HISTORICAL & PROJECTED ADJ. EBITDA ($M) & % MARGIN¹ Adj. OPERATING INCOME ($M) & % MARGIN¹,3 Adj. EBITDA less CAPEX ($M) & % Sales¹,5 4 % Org. Growth2 Source: Management estimates Note: ¹ See “Non-GAAP Financial Measures” and “Additional Financial Information” beginning on slide 38 of the Appendix. 2 Delta between reported growth and organic growth removes FX impact as determined by management and the impact of acquisitions. 3 Excludes amortization of acquired intangibles. 4 2016 capex based on September FYE. 5 Adjustments in years 2018, 2019, and 2020 for one-time digital transformation and operational initiatives capex items. % conversion based on core capex.

7 Appropriate Capital Structure at Close

Increased Flexibility with Opportunities for Further Improvement

ILLUSTRATIVE PRO-FORMA CAPITALIZATION[1]

US$ in Millions	Actual (30-Sept-2019)	Pro-Forma (31-Dec-2019E)	
Cash	$ 149	$ 151	
			Interest Rates
Debt[2]			
Asset-Based Revolving Credit Facility	$ 163	-	L + 2.00 %
Term Loan Facility	2,070	722	L + 4.00 %
2024 Senior Notes	750	750	9.250 %
2024 Senior Secured Second Lien Notes	120	120	10.00 %
2022 Senior Notes	500	500	12.00 % / 13.00 %
Total Debt	**$ 3,603**	**$ 2,092**	8.77 %
LTM Adj. EBITDA	$ 550	540	
Total Gross Debt / LTM Adj. EBITDA	6.6 x	3.9 x	
Total Net Debt / LTM Adj. EBITDA	6.3 x	3.6 x	

NET LEVERAGE BASED ON 2019E ADJUSTED EBITDA


6.3 x
3.6 x
Current Net Leverage [3]
Pro-Forma Net Leverage

SUMMARY

- Capital structure at close Positions Vertiv favorably to explore future financing options to further optimize the capital structure. This includes potentially refinancing more costly debt
- Assumes PIPE proceeds and cash in trust used to fund pay down of ABL (L + 2.0%) and part of Term Loan (L + 4.0%)
- Pro-forma net leverage reduced significantly from 6.3x to 3.6x based on 2019E Adj. EBITDA of $540 million
- Reduced debt service burden is expected to allow Vertiv to allocate cash flow towards additional high return growth initiatives
- Provides flexibility for management to continue to innovate and invest in the success of the business

GSAH transaction expected to significantly reduce debt service requirements and increase cash flow

↓

Allows Vertiv to focus on accelerating growth in a capital-efficient manner

↓

Provides opportunity for value enhancement through capital deployment

Source: Company information, management estimates

Note: See "Non-GAAP Financial Measures" and "Additional Financial Information" beginning on slide 38 of the Appendix. Assumes no redemptions by public shareholders in connection with the transaction. Assuming max redemptions as per agreed terms would result in ~4.25x pro-forma leverage based on 2019E adjusted EBITDA. Excludes impact of GSAH warrants. [1] Information in the table below is as of 30-Sept-2019. [2] Includes L + 2.00 % Asset-Based Revolving Credit Facility, L + 4.00 % Term Loan Facility, 9.250 % Senior Notes due 2024, 10.00 % Senior Secured Second Lien Notes due 2024 (subject to springing maturity to November 15, 2021 if the 2022 Senior Notes are not repaid, redeemed or discharged, or the maturity with respect thereto is not otherwise extended on or prior to November 15, 2021), and 12.00 % / 13.00 % PIK Toggle Senior Notes due 2022. (12.00 % Represents the cash interest rate in respect of the 2022 Senior Notes). [3] Current net leverage based on expected net debt as of 31-Dec-2019 of $3.405bn.

15

We Believe Valuation is Attractive… Discount to Peers Attractive entry point with a deal valuation comparatively at discount to peers Large and growing addressable market with secular industry tailwinds Potential for value creation driven by Organic and inorganic growth Margin expansion Focus on free cash flow Experienced management team with a strong track record of execution 8 2019 ev/ebitda 2020 ev/ebitda Source: Vertiv EBITDA per management estimates, peers per IBES median estimates; market data as of 6-Dec-2019 Note: See “Non-GAAP Financial Measures” and “Additional Financial Information” beginning on slide 38 of the Appendix. Vertiv multiples based on enterprise value at listing of $5.3bn. All data based on USD.

Good capital structure and free cash flow Why We Believe Vertiv is a Good Investment Great position in a good industry Sales and margin growth upside Same position Honeywell was in after first 2-3 years Priced right

Additional financial information

Transaction Overview Summary of proposed terms of transaction and Timing Transaction Structure GS Acquisition Holdings Corp (“GSAH”) proposes to enter into a business combination with Vertiv Holdings, LLC through a reverse subsidiary merger Following the merger, GSAH will be renamed Vertiv Holdings Co Expected to close after the receipt of shareholder approval and customary regulatory approvals (currently estimated to occur in the first quarter of 2020) Valuation Transaction valued at a pro-forma enterprise value of approximately $5.3 billion (8.9x 2020E Adj. EBITDA of $595 million)¹ Capital Structure Transaction expected to be funded through a combination of $705 million cash held in trust and $1.2 billion of PIPE proceeds Pro-forma net leverage of ~3.6x based on 2019E Adj. EBITDA2 Expect to initiate annual dividend of $0.01 / share Change to Shareholder Ownership In the transaction, existing Vertiv shareholders are expected to roll ~75% of existing equity stake and will hold ~38% of the combined business at closing Public equity holders of GSAH are expected to own ~20% of the combined business at closing PIPE Investors are expected to own ~37% of the combined business at closing3 Sponsors are expected to own ~5% of the combined business at closing Sponsor shares will be subject to a 1 year equity lock-up, terminated only under certain conditions4 Note: Assumes no redemptions by public shareholders in connection with the transaction. Assuming max redemptions as per agreed terms would result in ~4.25x pro-forma leverage based on 2019E adjusted EBITDA. 1 Reflects enterprise value at listing at valuation of $10.00 / share. Additional cash consideration to be paid to Vertiv over time pursuant to the TRA. 2 See "Non-GAAP Financial Measures" and “Additional Financial Information” beginning on slide 38 of the Appendix. 3 Includes the GSAH Founder Related PIPE Investors as described on Slide 4 of detailed investor presentation 4 On the earlier of one year after the completion of initial business combination and subsequent to initial business combination, if the last reported sale price of Class A common stock equals or exceeds $12.00 / share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after our initial business combination, or the date following the completion of our initial business combination on which GSAH completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of its public shareholders having the right to exchange their shares of Class A common stock for cash, securities or other property, and in the case of the private placement warrants and the respective shares of Class A common stock underlying such warrants, 30 days after the completion of its initial business combination.

Proposed Transaction Terms
(USD in Millions, Except per Share Data)

TRANSACTION SOURCES & USES

SOURCES	
SPAC IPO Cash	$ 690
PIPE Proceeds	1,239
Total Sources	$ 1,929

USES	
Debt Paydown	$ 1,464
Cash to Vertiv Shareholders	415
Estimated Transaction Costs	50
Total Uses	$ 1,929

IMPLIED PRO-FORMA FIRM VALUE

Pro Forma Shares Outstanding (mm)[1]	337.6
Share Price	$ 10.00
Equity Value at Listing	**$ 3,376**
Plus: Pro Forma Net Debt	1,941
Enterprise Value at Listing	**$ 5,318**
2020E Adjusted EBITDA ($595)	**8.9 x**
Net Debt / 2020 Adjusted EBITDA ($595)	**3.3 x**

PRO-FORMA OWNERSHIP[1]


GSAH Founders
~ 5%
GSAH Public
~ 20%
Existing Vertiv Shareholders
~ 38%
PIPE Investors[2]
~ 37%

Source: Management estimates

Note: Assumes no redemptions by public shareholders in connection with the transaction and doesn't take into account the interest income in SPAC trust account. Assuming max redemptions as per agreed terms would result in ~4.25x pro-forma leverage based on 2019E adjusted EBITDA. Excludes impact of GSAH warrants.

[1] Vertiv ownership assumes Vertiv shareholders' equity roll-over equates to $1.275 billion in common shares, PIPE investors own $1.239 billion worth of common shares, GSAH public shareholders own $690 million worth of common shares, and GSAH founders own $173 million worth of common shares.

[2] Includes the GSAH Founder-Related PIPE Investors as described on slide 4.

20

EBITDA Reconciliation

VERTIV

EBITDA RECONCILIATION

($M | FYE 12/31)	2016	2017	2018
Loss from continuing operations	$(109)	$(387)	$(321)
Interest expense	25	379	289
Income tax expense (benefit)	141	19	50
Depreciation and amortization	172	287	217
EBITDA	229	259	$235
Cost to achieve operational initiatives (a)	10	84	100
Digital project implementation costs (b)	-	7	76
Transition costs (c)	23	104	71
Foreign currency (gains) / losses (d)	5	11	(5)
Contingent consideration (e)	-	(18)	(10)
Acquisition costs (f)	-	-	7
Advisory fee (g)	1	19	5
Impact of purchase accounting (h)	52	33	6
Reserve for customer dispute (i)	-	-	7
Loss on asset disposals	(6)	1	3
Reserve for warranty item (j)	-	-	9
Stock-based and special compensation (k)	16	-	-
Transaction costs (l)	85	-	-
Goodwill impairment (m)	57	-	-
Total adjustments	*$243*	*$241*	*$267*
Adjusted EBITDA	**$472**	**$500**	**$502**

Source: Company filings and Management estimates

COMMENTARY

a) Cost to achieve operational initiatives include transformation efforts and restructuring. Restructuring costs include plant shutdown costs, severance, start-up and moving costs, among other things.
b) Investments in global digital and IT systems to drive efficiency, speed and cost reductions.
c) Transition costs are primarily made up of professional fees and other costs related to standing up the business, including rebranding.
d) Represents foreign currency gains and losses as well as losses on hedges of balance sheet exposures that do not receive deferral accounting.
e) During the second quarter of 2017 we recorded a $17.9 million adjustment to contingent consideration pursuant to the acquisition from Emerson. During the twelve months ended December 31, 2018, we recorded $10.0 million of adjustments to contingent consideration related to the Energy Labs acquisition.
f) During 2018 we recorded a $7.1 million charge to cost of sales and inventory related to discontinuation of a product line as a result of the Geist acquisition.
g) Advisory fee to be paid to an affiliate of the Company, inclusive of $10.0 million associated with specific financing arrangements in the first quarter of 2017.
h) Represents the non-cash effect of purchase accounting related to deferred revenue, adjustments to inventory, deferred revenue amortization, and rent expense.
i) Represents a reserve for an on-going customer payment dispute related to a large project completed in the Americas.
j) Represents the reserve for a specific, large warranty claim associated with product primarily shipped pre-acquisition.
k) Represents stock based compensation and includes cash bonuses paid in lieu of stock-based compensation and other nonrecurring bonus payments.
l) Non-recurring costs (primarily fees) in connection with the separation from Emerson.
m) Goodwill impairment was largely attributable to the Europe, Middle East & Africa business and was recorded in the quarter ended June 30, 2016.

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Revenue and Operating Profit Reconciliation

VERTIV

REVENUE RECONCILIATION

($M | FYE 12/31)	2016	2017	2018
GAAP Net Revenue	$3,858	$3,879	$4,286
Impact of Purchase Accounting	7	32	4
Adjusted Net Revenue	**$3,865**	**$3,911**	**$4,290**

OPERATING PROFIT RECONCILIATION

($M | FYE 12/31)	2016	2017	2018
Net Revenue	$3,858	$3,879	$4,286
Cost of Sales	(2,530)	(2,567)	(2,865)
SG&A	(1,061)	(1,086)	(1,224)
Operating Profit	267	227	197
Cost to achieve operational initiatives (a)	-	42	54
Digital project implementation costs (b)	-	7	76
Transition costs (c)	23	106	68
Acquisition costs (f)	-	-	7
Advisory fee (g)	1	19	5
Impact of purchase accounting (h)	52	33	6
Reserve for customer dispute (i)	-	-	7
Reserve for warranty item (j)	-	-	9
Stock-based and special compensation (k)	16	-	-
Transaction costs (l)	85	-	-
Total adjustments	*176*	*207*	*231*
Adjusted Operating Profit	**$443**	**$433**	**$427**

Source: Company filings and Management estimates

COMMENTARY

a) Cost to achieve operational initiatives include transformation efforts and restructuring. Restructuring costs include plant shutdown costs, severance, start-up and moving costs, among other things.
b) Investments in global digital and IT systems to drive efficiency, speed and cost reductions.
c) Transition costs are primarily made up of professional fees and other costs related to standing up the business, including rebranding.
d) Represents foreign currency gains and losses as well as losses on hedges of balance sheet exposures that do not receive deferral accounting.
e) During the second quarter of 2017 we recorded a $17.9 million adjustment to contingent consideration pursuant to the acquisition from Emerson During the twelve months ended December 31, 2018, we recorded $10.0 million of adjustments to contingent consideration related to the Energy Labs acquisition.
f) During 2018 we recorded a $7.1 million charge to cost of sales and inventory related to discontinuation of a product line as a result of the Geist acquisition.
g) Advisory fee to be paid to an affiliate of the Company, inclusive of $10.0 million associated with specific financing arrangements in the first quarter of 2017.
h) Represents the non-cash effect of purchase accounting related to deferred revenue, adjustments to inventory, deferred revenue amortization, and rent expense.
i) Represents a reserve for an on-going customer payment dispute related to a large project completed in the Americas.
j) Represents the reserve for a specific, large warranty claim associated with product primarily shipped pre-acquisition.
k) Represents stock based compensation and includes cash bonuses paid in lieu of stock-based compensation and other nonrecurring bonus payments.
l) Primarily non-recurring costs (primarily fees) in connection with the Transaction.

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